                                                                     Exhibit 4.2

                        KINGSWAY FINANCIAL SERVICES INC.

                                     - and -

                        MONTREAL TRUST COMPANY OF CANADA

                        SHAREHOLDER RIGHTS PLAN AGREEMENT

                                Fogler, Rubinoff
                             Barristers & Solicitors
                          Suite 4400, Royal Trust Tower
                             Toronto-Dominion Centre
                            Toronto, Ontario M5K 1G8

                                      INDEX

ARTICLE 1.
INTERPRETATION.................................................................................2
   1.1.    Certain Definitions.................................................................2
   1.2.    Currency...........................................................................11
   1.3.    Descriptive Headings...............................................................12
   1.4.    References to Agreement............................................................12
   1.5.    Grandfather Provision..............................................................12
   1.6.    Calculation of Number and Percentage of Beneficial Ownership of Outstanding
              Voting Shares...................................................................12
   1.7.    Acting Jointly or in Concert.......................................................13

ARTICLE 2.
THE RIGHTS....................................................................................13
   2.1.    Legend on Certificates.............................................................13
   2.2.    Execution, Authentication, Delivery and Dating of Rights Certificates..............13
   2.3.    Mutilated, Destroyed, Lost and Stolen Rights Certificates..........................14
   2.4.    Persons Deemed Owners of Rights....................................................15
   2.5.    Delivery and Cancellation of Certificates..........................................15
   2.6.    Agreement of Rights Holders........................................................15
   2.7.    Rights Certificate Holder Not Deemed a Shareholder.................................16

ARTICLE 3.
EXERCISE OF THE RIGHTS........................................................................16
   3.1.    Initial Exercise Price; Exercise of Rights; Detachment of Rights...................16
   3.2.    Adjustments to Exercise Prices; Number of Rights...................................19

ARTICLE 4.
ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS................................24
   4.1.    Flip-in Event......................................................................24

ARTICLE 5.
THE RIGHTS AGENT..............................................................................26
   5.1.    General............................................................................26
   5.2.    Merger or Amalgamation or Change of Name of Rights Agent...........................26
   5.3.    Duties of Rights Agent.............................................................27
   5.4.    Change of Rights Agent.............................................................29

ARTICLE 6.
MISCELLANEOUS.................................................................................29
   6.1.    Redemption and Waiver..............................................................29
   6.2.    Expiration.........................................................................31
   6.3.    Shareholder Review.................................................................31
   6.4.    Issuance of New Rights Certificate.................................................31
   6.5.    Fractional Rights and Fractional Shares............................................32
   6.6.    Supplements and Amendments.........................................................32

   6.7.    Rights of Action...................................................................33
   6.8.    Notice of Proposed Actions.........................................................34
   6.9.    Notices............................................................................34
   6.10.   Costs of Enforcement...............................................................35
   6.11.   Successors.........................................................................35
   6.12.   Benefits of this Agreement.........................................................35
   6.13.   Governing Law......................................................................36
   6.14.   Language...........................................................................36
   6.15.   Approvals..........................................................................36
   6.16.   Declaration as to Non-Canadian Holders.............................................36
   6.17.   Counterparts.......................................................................36
   6.18.   Severability.......................................................................36
   6.19.   Effective Date.....................................................................37
   6.20.   Successors.........................................................................37
   6.21.   Time of the Essence................................................................37

                        SHAREHOLDER RIGHTS PLAN AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 15th day of March, 1999.

BETWEEN:

          KINGSWAY FINANCIAL SERVICES INC., a corporation existing under the laws of Ontario,

          (hereinafter called the "Corporation")

                                                               OF THE FIRST PART

          - and -

          MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, as Rights Agent

          (hereinafter called the "Rights Agent")

                                                              OF THE SECOND PART

     WHEREAS in order to maximize shareholder value and ensure equal treatment of shareholders in transactions affecting control of the Corporation, the Board of Directors of the Corporation has determined that it is advisable for the Corporation to adopt a shareholder rights plan (the "Rights Plan");

     AND WHEREAS in order to implement the Rights Plan the Board of Directors of the Corporation has:

1. Authorized the issuance of one right (a "Right") in respect of each Common Share (as hereinafter defined) of the Corporation outstanding at the Close of Business on March 15, 1999 (the "Record Time"), such distribution to be made to Shareholders of record at the Record Time; and

2. Authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

     AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein;

     AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and holders of Rights, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

     NOW THEREFORE in consideration of the premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE 1.
                                 INTERPRETATION

1.1. Certain Definitions

     For the purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" means, subject to section 1.5, any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation; provided, however, that the term "Acquiring Person" shall not include:

          (i)  the Corporation or any Subsidiary of the Corporation;

          (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of one or any combination of.

               (A) an acquisition or redemption by the Corporation or a Subsidiary of the Corporation of Voting Shares of the Corporation that, by reducing the number of Voting Shares of the Corporation outstanding, increases the percentage of outstanding Voting Shares of the Corporation Beneficially Owned by such Person to 20% or more;

               (B) share acquisitions made pursuant to a Permitted Bid or a Competing Permitted Bid ("Permitted Bid Acquisitions");

               (C) share acquisitions in respect of which the Board of Directors has waived the application of section 4.1 pursuant to the provisions of subsection 6.1(f), (g) or (h) or that were made on or prior to the date of this Agreement ("Exempt Acquisitions"); or

               (D)  share acquisitions pursuant to Pro-Rata Acquisitions;

               provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares of the Corporation then outstanding by reason of share acquisitions or redemptions by the Corporation or a Subsidiary of the Corporation, Permitted Bid Acquisitions, Exempt Acquisitions, Pro-Rata Acquisitions or Convertible Security Acquisition and, after such share acquisitions or redemptions by the Corporation or a Subsidiary of the Corporation or Permitted Bid Acquisitions, Exempt Acquisitions or Pro-Rata Acquisitions, such Person, while such Person is the Beneficial Owner of 20% of more of the Voting Shares of the Corporation then outstanding, becomes the Beneficial Owner of an additional 1% of outstanding Voting Shares of the Corporation other than pursuant to such share acquisitions or redemptions or pursuant to Permitted Bid Acquisitions or through Exempt Acquisitions or as a result of a Pro-Rata Acquisition, then as of the date such Person becomes the Beneficial Owner of such additional outstanding Voting Shares, such Person shall be an "Acquiring Person";

         (iii) for the period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of such Person becoming disqualified from relying on clause 1.1(d)(iv) hereof where such disqualification results solely because such Person has made or proposes to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Securities Act) by such Person or the Corporation of the intent of such Person to commence such a Take-over Bid being herein referred to as the "Disqualification Date"; and

          (iv) an underwriter or member of a banking or selling group that acquires Shares from the Corporation in connection with the distribution of securities.

     (b) "Affiliate" when used to indicate a relationship with a specified Person, shall mean a Person that controls, or is controlled by, or is under common control with, such specified Person.

     (c) "Associate" means any spouse of such specified Person or any person of the same or opposite sex to whom such specified Person is married or with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such specified Person, such spouse or other person who has the same home as such specified Person;

     (d) Subject to section 1.5, a Person shall be deemed the "Beneficial Owner" of, and to have "Beneficial Ownership" of, and to "Beneficially Own":

          (i) any securities as to which such Person, or any of such Person's Affiliates or Associates, is the owner at law or in equity;

          (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has, directly or indirectly the right to acquire (whether such right is exercisable immediately or upon the occurrence of a contingency) within 60 days pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities and other than pledges of securities in the ordinary course of business) or upon the exercise of any conversion right, exchange right, share purchase right (other than a Right), warrant or option ; and

          (iii) any securities that are Beneficially Owned, directly or indirectly, within the meaning of the foregoing provisions of this subsection 1.1 (d) by any other Person with which such Person is acting jointly or in concert;

provided, however, that a Person shall not be deemed the Beneficial Owner of, or to have Beneficial Ownership of, or to Beneficially Own, any security:

          (iv) because (A) the holder of such security has agreed to deposit or tender such security to a Take-Over Bid made by such Person or any of such Person's Affiliates or Associates or to any other Person referred to in clause (iii) of this definition pursuant to a Permitted Lock-Up Agreement or (B) such security has been deposited or tendered pursuant to any Take-over Bid made by such Person or made by any of such Person's Affiliates or Associates or any other Person referred to in clause (iii) of this definition until such deposited security has been taken up or paid for, whichever shall occur first;

          (v)  because such Person holds such security; provided that:

               (A) the ordinary business of such Person (the "Investment Manager") is the management of investment funds for others and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Managers duties for the managed account of any other Person; or

               (B) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable laws and as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons or in relation to other accounts and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person (each an "Estate Account") or such other accounts (each an "Other Account"); or

               (C) such Person is established by statute for purposes that include, and the ordinary business or activity of such Person (the "Statutory Body") includes, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies; or

               (D) such Person (the "Administrator") is the administrator or trustee of one or more pension funds or plans (a "Plan"), or is a Plan, registered under the laws of Canada or any Province thereof or the laws of the United States of America or any State thereof; or

               (E)  such person is a Crown Agent or agency;

                    provided, in any of the above cases mentioned in clauses A, B, C, D or E above, that the Investment Manager, the Trust Company, the Statutory Body, the Administrator or the Plan, or Crown Agency, as the case may be, is not then making a Take-over Bid or has not then announced a current intention to make a Take-over Bid, other than an Offer to Acquire Voting Shares or other securities (x) by means of a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades) executed through the facilities of a stock exchange or organized over-the-counter market, alone or by acting jointly or in concert with any other Person, (y) pursuant to a distribution by the Corporation or (z) by means of a Permitted Bid;

               (vi) because such Person is a Client of the same Investment
                    Manager as another Person on whose account the Investment Manager holds such security, or because such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or because such Person is a Plan with the same Administrator as another Plan on whose account the Administrator holds such securities; or

               (vii) because such Person is a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager or because such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or such Person is a Plan and such security is owned at law or in equity by the Administrator, or

               (viii) because such Person is the registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depository.

               For purposes of this Agreement in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, any unissued Voting Shares as to which such Person is deemed the Beneficial Owner pursuant to this subsection 1.1 (d) shall be deemed outstanding.

     (e) "Board of Directors" means the board of directors of the Corporation, or if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Corporation;

     (f) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Toronto are authorized or obligated by law to close;

     (g) "Close of Business" on any given date means the time of such date (or, if such date is not a Business Day, the time on the next succeeding Business
Day) at which the offices of the transfer agent for the Common Shares in Toronto (or, after the Separation Time, the offices of the Rights Agent in Toronto) are closed to the public;

     (h) "Common Shares", when used with reference to the Corporation, shall mean the Common Shares in the capital of the Corporation;

     (i)  "Competing Permitted Bid" means a Take-over Bid that:

          (i) is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid;

          (ii) satisfies all components of the definition of a Permitted Bid other than the requirement in clause (ii) thereof, and

          (iii) contains, and the take-up and payment for securities tendered or deposited is subject to, irrevocable and unqualified provisions that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the Close of Business on a date that is no earlier than the later of (i) 21 days after the date of the Take-over Bid, and (ii) the 60th day after the earliest date on which any other Permitted Bid that is then in existence was made.

     (j) "controlled": a body corporate is "controlled" by another Person if, and only if

          (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person; and

          (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate;

          and "controls", "controlling", "under common control with" shall be interpreted accordingly.

     (k) "Convertible Security" means, with respect to any security, a security convertible into or exchangeable for the first-mentioned security.

     (l) "Convertible Security Acquisition" means the acquisition of Voting Shares upon the exercise of a Convertible Security received by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro-Rata Acquisition.

     (m) "Exempt Acquisition" shall have the meaning ascribed thereto in subclause 1.1(a)(ii)(C);

     (n) "Exercise Price" shall mean, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of such Right. Until adjustment thereof in accordance with the terms hereof, the Exercise price for each Right shall be $100;

     (o) "Expiration Time" shall mean the earlier of

          (i)  the Termination Time; and

          (ii) subject to section 6.19, the Close of Business on the 5th anniversary of the date hereof;

     (p) "Flip-in Event" shall mean a transaction occurring subsequent to the date of this Agreement as a result of or pursuant to which any Person shall become an Acquiring Person, provided that a Flip-in Event shall be deemed to occur at the Close of Business on the 10th day (or such earlier day as the Board of Directors may determine) after the Share Acquisition Date;

     (q) "Independent Shareholders" means holders of Voting Shares of the Corporation other than Voting Shares of the Corporation Beneficially Owned by:

          (i)  any Acquiring Person;

          (ii) any Offeror, other than a person described in subclause 1.1(d)(v) hereof;

          (iii) any Associate or Affiliate of any such Acquiring Person or and Offeror;

          (iv) any Person acting jointly or in concert with such Acquiring Person or Offeror; and

          (v) any employee benefit plan, deferred profit sharing plan and any similar plan or trust for the benefit of employees of the Corporation unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be tendered to a Take-over Bid.

     (r) "Market Price" per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in section 3.2 shall have caused the closing price in respect of any Trading Day used to determine the Market Price not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2 in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be:

          (i) the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices, for each share of such securities as reported by the principal stock exchange in Canada on which such securities are listed and posted for trading;

          (ii) if the securities are not listed and posted for trading on any stock exchange in Canada, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which such securities are listed or admitted to trading;

          (iii) if for any reason none of such prices is available on such day or the securities are not listed and posted for trading on a stock exchange in Canada or a national securities exchange in the United States, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by the Canadian Dealer Network or such other comparable system as is then in use; or

          (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities;

provided, however, that if on any such date the securities are not traded on any exchange or in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date determined by a recognized investment dealer or investment banker with respect to the fair value per share of such securities.

     (s) "Permitted Bid" means a Take-over Bid that complies with the following provisions:

          (i) the Take-over Bid is made by way of a Take-over Bid circular delivered to all holders of Voting Shares of the Corporation or registered on the books of the Corporation;

          (ii) the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the Close of Business or a date which is not less than 60 days following the date of the Take-over Bid;

          (iii) the Take-over Bid shall contain irrevocable and unqualified provisions that all Shares may be deposited pursuant to the Take-over Bid at any time prior to the Close of Business on the date referred to in clause (ii) hereof and that all Shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the Close of Business on such date;

          (iv) the Take-over Bid shall contain an irrevocable and unqualified condition that not less than 50 percent of the then outstanding Voting Shares owned by Independent Shareholders must be deposited to the Take-over Bid and not withdrawn at the Close of Business on the date referred to in clause (iii) hereof;

          (v) the Take-over Bid shall contain an irrevocable and unqualified provision that, should the condition referred to in clause (iv) hereof be met, the Offeror will make a public announcement of that fact, the Take-over Bid will be extended on the same terms for a period of not less than 10 days from the date of such public announcement;

          The term "Permitted Bid" shall include a Competing Permitted Bid.

     (t) "Permitted Bid Acquisitions" shall have the meaning ascribed thereto in subclause 1.1(a)(ii)(B);

     (u) "Permitted Lock-Up Agreement" means an agreement between an Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the Offeror and a Person (the "Locked-up Person") who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror whereby the Locked-up Person agrees to deposit or tender Voting Shares held by the Locked-up Person to the Offeror's Take-over Bid or to any Take-over Bid made by any of the Offeror's Affiliates or Associates or made by any other Person acting jointly or in concert with the Offeror (the "Lock-up Bid"), provided that:

          (i)  the agreement:

               (A) permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Takeover Bid or to support another transaction that contains an offering price for each Voting Share that is higher than the offering price contained in or proposed to be contained in the Lock-up Bid;

               (B) (a) permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Takeover Bid or to support another transaction that contains an offering price for each Voting Share that exceeds by as much as or more than a specified amount (the "Specified Amount") the offering price for each Voting Share contained in or proposed to be contained in the Lock-up Bid; and (b) does not by its terms provide for a Specified Amount that is greater than 7% of the offering price contained in or proposed to be contained in the Lock-up Bid; and

          (ii) no "break-up" fees, "top-up" fees, penalties or other amounts that exceed in the aggregate one half of the cash equivalent of any amount in excess of the amount offered under the Lock-up Bid and that the Locked-up Person receives pursuant to another Take-over Bid or transaction shall be payable pursuant to the agreement in the event that the Locked-up Person fails to tender Voting Shares pursuant thereto in order to accept the Take-over Bid or support another transaction.

     (v) "Person" shall include any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, group, body corporate, corporation, unincorporated organization, syndicate or other entity;

     (w) "Pro Rata Acquisition" shall mean an acquisition of Voting Shares of the Corporation (i) as a result of a stock dividend, a stock split, or other event pursuant to which such Person receives or acquires Voting Shares of the Corporation or Convertible Securities on the same pro rata basis as all other holders of Voting Shares of the same class or series of the Corporation, or (ii) pursuant to a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to the holders of Voting Shares of the Corporation to subscribe for or purchase Voting Shares of the Corporation or Convertible Securities, provided that such rights are acquired directly from the Corporation and not from any other Person, or (iv) pursuant to a distribution by the Corporation of Voting Shares, or securities convertible into or exchangeable for Voting Shares or Convertible Securities, pursuant to a prospectus or a securities exchange take-over, bid circular, or to an amalgamation, merger or other statutory procedure requiring shareholders' approval, or (v) pursuant to a distribution by the Corporation of Voting Shares or Convertible Securities by way of a private placement by the Corporation or upon the exercise by an individual employee of stock options granted under a stock option plan of the Corporation or rights to purchase securities granted under a share purchase plan of the Corporation, provided that (1) all necessary stock exchange approvals for such private placement, stock option plan or share purchase plan have been obtained and such private placement, stock option plan or share purchase plan complies with the terms and conditions of such approvals and (2) such Person does not become the Beneficial Owner of more than 25% of the Voting Shares outstanding immediately prior to the distribution, and in making this determination the Voting Shares to be issued to such Person in the distribution shall be deemed to be held by such Person but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to the distribution.

     (x) "Record Time" shall mean 5:00 p.m. (Toronto time) on March 15, 1999;

     (y) "Right" shall have the meaning ascribed thereto in the recitals hereto;

     (z) "Rights Agent" means Montreal Trust Company of Canada, and includes any successor Rights Agent hereunder;

     (aa) "Rights Certificates" shall mean the certificates representing the Rights after the Separation Time, which shall be in the form attached hereto as Exhibit A;

     (bb) "Securities Act" means the Securities Act, R.S.O. 1990, c. S5, as amended, and the regulations and rules thereunder, and any comparable or successor laws or regulations thereto:

     (cc) "Separation Time" shall mean, subject to section 6.1, the Close of Business on the eighth Trading Day after the earlier of:

          (i)  the Share Acquisition Date; and

          (ii) the date of the commencement of, or first public announcement (provided such announcement is made after the Record Time) of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Takeover Bid (other than a Permitted Bid), or such later time as may be determined by the Board of Directors;

provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further that, if any Take-over Bid referred to in clause (ii) of this subsection
1.1 (cc) expires, or is canceled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this subsection 1.1(cc), never to have been made;

     (dd) "Shares" means shares in the capital of the Corporation;

     (ee) "Share Acquisition Date" means the first date of public announcement (including a report filed pursuant to the Securities Act by the Corporation or an Acquiring Person) of facts indicating that a Person has become an Acquiring Person;

     (ff) "Subsidiary" of a Person shall have the meaning ascribed thereto in the Securities Act;

     (gg) "Take-over Bid" means an Offer to Acquire Voting Shares of the Corporation or other securities of the Corporation if, assuming that the Voting Shares of the Corporation subject to the Offer to Acquire are acquired at the date of such Offer to Acquire by the Person making such offer to Acquire, the Voting Shares Beneficially Owned by the Person making the offer to Acquire would constitute in the aggregate 20 % or more of the Voting Shares of the Corporation then outstanding;

     (hh) "Termination Time" means the time at which the right to exercise Rights shall terminate pursuant to sections 6.1, 6.3, 6.6 or 6.19;

     (ii) "Trading Day", when used with respect to any securities, means a day on which the principal Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian securities exchange, a Business Day; and

     (jj) "Voting Share", when used with reference to the Corporation, means any share in the capital of the Corporation to which is attached a right to vote for the election of all directors, generally, and when used with reference to any Person other than the Corporation, shall mean a Common Share of such Person and any other share of capital stock or voting interests of such Person entitled to vote generally in the election of all directors.

1.2. Currency

     All sums of money that are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3. Descriptive Headings

     Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

1.4. References to Agreement

     References to "this Agreement", "hereto", "herein", "hereby", "hereunder, "hereof" and similar expressions refer to this Agreement and not to any particular Article, section, subsection, clause, subclause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto.

1.5. Grandfather Provision

     For the purposes of determining whether a Person is an Acquiring Person and interpreting the definition of Acquiring Person, a Person shall not be and shall not be deemed to be an Acquiring Person if such Person (a "Grandfathered Person") is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation determined as at the Record Time; provided, however, that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that a Grandfathered Person shall, after the Record Time, become the Beneficial Owner of an additional 1% of the outstanding Voting Shares of the Corporation other than pursuant to share acquisitions or redemptions by the Corporation or a Subsidiary of the Corporation, Permitted Bid Acquisitions, Exempt Acquisitions, Pro-Rata Acquisitions or Convertible Security Acquisition; provided further that, in the event that this exception shall cease to be applicable to a Grandfathered Person as aforesaid, such a Grandfathered Person shall be and shall be deemed to be an Acquiring Person as at and from the time that this exception shall not be so applicable.

1.6. Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares

     For the purposes of this Agreement, in determining the percentage of the outstanding Voting Shares of the Corporation with respect to which a Person is or is deemed to be the Beneficial owner, all Voting Shares of the Corporation as to which such Person is deemed the Beneficial Owner shall be deemed to be outstanding.

     The percentage of outstanding Voting Shares Beneficially Owned by any Person shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula:

          100   X   A/B

where:

          A = the number of votes for the election of all directors generally attaching to the outstanding Voting Shares Beneficially Owned by such Person; and

          B = the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

     The percentage of outstanding Voting Shares represented by any particular group of Shares acquired or held by any Person shall be determined in like manner mutatis mutandis.

1.7. Acting Jointly or in Concert

     For purposes of this Agreement, a Person is acting jointly or in concert with every other Person who is a party to any agreement, commitment or understanding, whether formal or informal, with the first mentioned Person, for the purpose of acquiring or offering to acquire Voting Shares (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities by way of prospectus or private placement or pursuant to a pledge of securities in the ordinary course of business).

                                   ARTICLE 2.
                                   THE RIGHTS

2.1. Legend on Certificates

     Certificates for Common Shares issued after the Record Time but prior to the Close of Business on the earlier of the Separation Time and the Expiration Time shall evidence, in addition to the Common Shares, one Right for each Common Share evidenced thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement, dated as of the 15th day of March, 1999 (the "Rights Agreement"), between Kingsway Financial Services Inc. (the "Corporation") and Montreal Trust Company of Canada, as rights agent, the terms of which are hereby incorporated herein by reference and a copy of which may be inspected during normal business hours at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be terminated, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, whether currently held by or on behalf of such Person or any subsequent holder) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as is practicable after the receipt of a written request therefor.

     Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

2.2. Execution, Authentication, Delivery and Dating of Rights Certificates

     (a) The Rights Certificates shall be executed on behalf of the Corporation by any of the Chairman of the Board, the President or any Vice-President (including any Senior Vice-

President), together with any other of such persons or together with any one of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, under the corporate seal of the Corporation, which shall be reproduced thereon. The signature of any of the officers of the Corporation on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

     (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

     (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this section 2.3, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith or in relation thereto.

2.3. Mutilated, Destroyed, Lost and Stolen Rights Certificates

     (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall manually countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as the Rights Certificate so surrendered.

     (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

          (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate; and

          (ii) such security or indemnity as may be required by them in their sole discretion to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

     (c) As a condition to the issuance of any new Rights Certificate under this section 2.4, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

     (d) Every new Rights Certificate issued pursuant to this section 2.4 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued by the Corporation hereunder.

2.4. Persons Deemed Owners of Rights

     The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, the associated Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of, such Rights (or, prior to the Separation Time, the associated Shares).

2.5. Delivery and Cancellation of Certificates

     All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly canceled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder that the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly canceled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates canceled as provided in this section 2.6, except as expressly permitted by this Agreement. The Rights Agent shall destroy all canceled Rights Certificates and upon written request by the Corporation, deliver a certificate of destruction to the Corporation.

2.6. Agreement of Rights Holders

     Every holder of Rights, by accepting the same, consents and agrees with Corporation and the Rights Agent and with every other holder of Rights:

     (a) to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of the Rights held;

     (b) that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the Share representing such Right;

     (c) that after the Separation Time, the Rights Certificates will be transferable only upon registration of the transfer on the Rights Register as provided herein;

     (d) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

     (e) that such holder of Rights has waived his right to receive any fractional Rights or any fractional Shares upon exercise of a Right (except as provided herein);

     (f) that without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein; and

     (g) that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by a governmental authority, prohibiting or otherwise restraining performance of such obligations.

2.7. Rights Certificate Holder Not Deemed a Shareholder

     No holder, as such, of any Right or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Share that may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a shareholder of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of any Shares at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any shareholder of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by any Rights Certificate shall have been duly exercised in accordance with the terms and provisions hereof.

                                   ARTICLE 3.
                             EXERCISE OF THE RIGHTS

3.1. Initial Exercise Price; Exercise of Rights; Detachment of Rights

     (a) Subject to adjustment as herein set forth, from and after the Separation Time and prior to the Expiration Time, each Right will entitle the holder thereof to purchase one Common Share for the Exercise Price (which Exercise Price and number of Shares are subject to adjustment as set forth below).

     (b) Until the Separation Time:

          (i) the Rights shall not be exercisable and no Right may be exercised; and

          (ii) for administrative purposes, each Right will be evidenced by the certificate for the associated Share registered in the name of the holder thereof (which certificates shall also be deemed to be Rights Certificates) and will be transferable only together with, and will be transferred by a transfer of, such associated Share.

     (c) From and after the Separation Time and prior to the Expiration Time:

          (i)  the Rights shall be exercisable; and

          (ii) the registration and transfer of the Rights shall be separate from and independent of Shares.

Promptly following the Separation Time, the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and other than, in respect of any Rights Beneficially Owned by such Acquiring Person that are not held of record by such Acquiring Person, the holder of Record of such Rights (a "Nominee")), at such holder's address as shown by the records of the Corporation (and the Corporation hereby agrees to furnish copies of such records to the Rights Agent for this purpose):

               (A) Rights Certificates representing the number of Rights held by such holder at the Separation Time in substantially the form of Exhibit A hereto, appropriately completed and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

               (B)  a disclosure statement describing the Rights;

provided that a Nominee shall be sent the materials provided for in subclauses
(A) and (B) only in respect of all Common Shares held of record by it that are not Beneficially Owned by an Acquiring Person.

     (d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent (at its office in Toronto or at any other office of the Rights Agent in the cities designated from time to time for such purpose by the Corporation) the Rights Certificate evidencing such Rights together with:

          (i) an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent;

          (ii) payment by certified cheque, bankers draft or money order payable to the order of the Corporation, of a sum equal to the applicable Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for the relevant Shares in a name other than that of the holder of the Rights being exercised.

     (e) Upon receipt of the Rights Certificate that is accompanied by:

          (i) a completed Election to Exercise that does not indicate that such Right is null and void as provided by subsection 4.1(b); and

          (ii) payment as set forth in subsection 3.1(d),

the Rights Agent will thereupon promptly:

          (iii) requisition from a transfer agent for the relevant Shares, certificates representing the number of such Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agents to comply with all such requisitions);

          (iv) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Shares;

          (v) after receipt of such certificate, deliver the same to or to the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

          (vi) when appropriate, after receipt, deliver such cash to or to the order of the registered holder of the Rights Certificate.

     (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holders Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holders duly authorized assigns.

     (g) The Corporation covenants and agrees that it will:

          (i) take all such action as may be necessary and within its power to ensure that all Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates representing such Shares (subject to payment of the Exercise Price), be duly and validly authorized, issued and delivered as fully paid and non-assessable,

          (ii) take all such action as may be necessary and within its power to comply with any applicable requirements of the Securities Act and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Shares upon exercise of Rights;

          (iii) use reasonable efforts to cause all Shares issued upon exercise of Rights to be listed on the principal exchanges on which the Shares of such class or series were traded prior to the Share Acquisition Date;

          (iv) cause to be reserved and kept available out of its authorized and unissued Shares, the number of Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

          (v) pay when due and payable, any and all federal and provincial transfer taxes (for greater certainty, not including any income taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) and charges that may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Shares in a name other than that of the holder of the Rights being transferred or exercised.

3.2. Adjustments to Exercise Prices; Number of Rights

     The Exercise Price, the number and kind of Shares subject to purchase upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this section 3.2.

     (a) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

          (i) declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any optional stock dividend program;

          (ii) subdivide or change the outstanding Common Shares into a greater number of Shares;

          (iii) combine or change the outstanding Common Shares into a smaller number of Shares; or

          (iv) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares in respect of, in lieu of or in exchange for existing Common Shares in a reclassification, amalgamation, merger, arrangement or consolidation, except as otherwise provided in this section 3.2, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or other change, and the number and kind of Shares or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the applicable Exercise Price then in effect, the aggregate number and kind of Shares or other securities, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Share transfer books of the Corporation were open, he would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification, amalgamation, merger, arrangement or consolidation. If an event occurs that would require an adjustment under both this section 3.2 and section 4.1, the adjustment provided for in this section 3.2 shall be in addition to, and shall be made prior to, any adjustment required pursuant to section 4.1.

     (b) In case the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares (or shares having the same rights, privileges and preferences as Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the Market Price per Common Share on such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction:

          (i) the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price per Common Share; and

          (ii) the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed. The granting of the right to purchase Common Shares or equivalent Common Shares (whether from treasury or otherwise) pursuant to any distribution or interest reinvestment plan and/or any share purchase plan providing for the reinvestment of dividends payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that in the case of any dividend reinvestment plan, the right to purchase Common Shares is at a price per share of not less than 90% of the current market price per Share (determined as provided in such plans) of the Common Shares.

     (c) In case the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation) of evidences of indebtedness, cash (other than a dividend paid in the ordinary course or dividends paid in Common Shares, but including any dividend payable in securities other than Common Shares), assets or subscription rights or warrants (excluding those referred to in subsection 3.2(b)), the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction:

          (i) the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Common Share; and

          (ii) the denominator of which shall be such Market Price per Common Share.

Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price in respect of the Rights that would have been in effect if such record date had not been fixed.

For the purposes hereof, "dividends paid in the ordinary course" means cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of,

          (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

          (ii) 300% of the arithmetic average of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

          (iii)100% of the aggregate consolidated net income of the corporation, before extraordinary items, for its immediately preceding fiscal year.

     (d) Notwithstanding anything herein to the contrary, no adjustment in an Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1 % in such Exercise Price; provided, however, that any adjustments that by reason of this subsection 3.2 (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section 3.2 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share, or other Share, as the case may be. Notwithstanding the first sentence of this subsection 3.2 (d), any adjustment required by this section 3.2 shall be made no later than the earlier of:

          (i) three years from the date of the transaction that mandates such adjustment; and

          (ii) the Termination Date.

     (e) If, as a result of an adjustment made pursuant to section 4.1, the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as is practicable to the provisions with respect to the Common Shares contained in subsections 3.2 (a), (b), (c), (d), (f), (g), (h), (i), 0) and (k) and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

     (f) All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the respective number of Common Shares, purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (g) Unless the Corporation shall have exercised its election as provided in subsection 3.2 (h), upon each adjustment of an Exercise Price as a result of the calculations made in subsections 3.2(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares, (calculated to the nearest one ten-thousandth), obtained by:

          (i)  multiplying:

               (A) the number of such Shares covered by a Right immediately prior to this adjustment; by

               (B) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

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

          (ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

     (h) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number and kind of Shares for which such a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection 3.2 (h), the Corporation shall, as promptly as is practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to section 6.4, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

     (i) Irrespective of any adjustment or change in an Exercise Price or the number of Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the relevant Exercise Price per Share and the number of Shares that were expressed in the initial Rights Certificates issued hereunder.

     (j) In any case in which this section 3.2 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

     (k) Notwithstanding anything in this section 3.2 to the contrary, the Corporation shall be entitled to make such reductions in each Exercise Price, in addition to those adjustments expressly required by this section 3.2, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any:

          (i)  consolidation or subdivision of Shares;

          (ii) issuance wholly for cash of any Shares at less than the applicable Market Price;

          (iii) issuance wholly for cash of any Common Shares or securities that by their terms are convertible into or exchangeable for Shares;

          (iv) stock dividends; or

          (v)  issuance of rights, options or warrants referred to in this section 3.2. hereafter made by the Corporation to holders of its Shares,

shall not be taxable to such shareholders.

     (l) Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made pursuant to this section 3.2, the Corporation shall promptly:

          (i) file with the Rights Agent and with the transfer agent for the Common Shares a certificate specifying the particulars of such adjustment or change; and

          (ii) cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

          Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment of change.

                                   ARTICLE 4.
                            ADJUSTMENTS TO THE RIGHTS
                      IN THE EVENT OF CERTAIN TRANSACTIONS

4.1. Flip-in Event

     (a) Subject to subsection 4.1 (b) and section 6.1, in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective on and after the Share Acquisition Date, the right to purchase from the Corporation, upon payment of the relevant Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the relevant Exercise Price for an amount in cash equal to the relevant Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustments provided for in section 3.2 upon each occurrence after the Share Acquisition Date of any event analogous to any of the events described in section 3.2).

     (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are Beneficially Owned by:

          (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

          (ii) a transferee or other successor in title directly or indirectly (a "Transferee") of Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) who becomes a Transferee concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person shall become null and void without any further action, and any holder of such Rights (including any Transferee) shall not have any right whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

     (c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either clauses (i) or (ii) of subsection 4.1 (b) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

          The Rights represented by this Rights Certificate were Beneficially Owned by a Person who was an Acquiring Person or who was an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or was acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in subsection 4.1 (b) of the Rights Agreement.

provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed in writing to do so by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in either clauses (i) or (ii) of subsection 4.1(b).

     (d) In the event that there shall not be sufficient Shares authorized for issuance to permit the exercise in full of the Rights in accordance with this section 4.1, the Corporation shall take all such action as may be necessary to authorize additional Shares for issuance upon the exercise of the Rights.

                                   ARTICLE 5.
                                THE RIGHTS AGENT

5.1. General

     (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable subject to the approval of the Rights Agent. In the event the Corporation appoints one or more co-Rights Agents, the respective duties of the Rights Agents and co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the execution and administration of this Agreement and the exercise and performance of its duties hereunder (including the reasonable fees and other disbursements of any expert retained by the Rights Agent with the approval of the Corporation, such approval not to be unreasonably withheld). The Corporation also agrees to indemnify the Rights Agent, its officers, directors and employees, for, and to hold them harmless against, any loss, liability, cost, claim, action, damage or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done, suffered or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent. The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and at any time, upon request, shall provide to the Rights Agent an incumbency certificate with respect to the then current directors of the Corporation.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

5.2. Merger or Amalgamation or Change of Name of Rights Agent

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of section 5.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

5.3. Duties of Rights Agent

     The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) the Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion. The Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld), consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert;

     (b) whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice-President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

     (c) the Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct;

     (d) the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

     (e) the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 4.1(b)) or any adjustment required under the provisions of section
3.2 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by section 3.2 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Shares to be issued pursuant to this Agreement or any Rights or as to whether any Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and nonassessable;

     (f) the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

     (g) the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice-President or the Secretary or any Assistant-Secretary or the Treasurer or any Assistant-Treasurer of the Corporation, and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Person; it being understood that instructions to the Rights Agent shall, except where circumstances make it impracticable or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably possible after the giving of such instructions;

     (h) the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

     (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

5.4. Change of Rights Agent

     The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice in writing (or such lesser notice as is acceptable to the Corporation (mailed to the Corporation and to each transfer agent of Shares by registered or certified mail, and to the holders of Rights in accordance with section 6.9, all of which shall be at the Corporation's expense. The Corporation may remove the Rights Agent upon 30 days notice in writing, mailed to the Rights Agent and to each transfer agent of the Shares by registered or certified mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Ontario. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent upon receipt of all outstanding fees and expenses owing by the Corporation to the predecessor Rights Agent under this Agreement, any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this section 5.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                   ARTICLE 6.
                                  MISCELLANEOUS

6.1. Redemption and Waiver

     (a) Subject to the prior consent of the holders of Voting Shares obtained in accordance with section 6.6, the Board of Directors may, at its option, at any time prior to the occurrence of a Flip-in Event as to which the application of section 4.1 has not been waived pursuant to this section 6.1, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2 in the event that an event of the type analogous to any of the events described in section 3.2 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

     (b) If before the occurrence of a Flip-in Event a Person acquires, pursuant to a Permitted Bid or a Competing Permitted Bid, outstanding Voting Shares other than Voting Shares Beneficially Owned by such Person at the date of the Permitted Bid or the Competing Permitted Bid, the Board of Directors of the Corporation shall, immediately upon such acquisition and without further formality be deemed to have elected to redeem the Rights at the Redemption Price.

     (c) Where a Take-over Bid that is not a Permitted Bid or a Competing Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being redeemed pursuant to section 6.1(c), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Voting Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

     (d) Within ten Business Days after the Board of Directors electing or being deemed to have elected to redeem the Rights or, if section 6.1 (a) is applicable, within 10 Business Days after the holders of Voting Shares or the holders of Rights have approved a redemption of Rights in accordance with section 6.1, the Corporation shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears on the Rights Register (as defined in section 2.3(a)) or, prior to the Separation Time, on the register of Shares maintained by the Corporation's transfer agent. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made. The Corporation may not redeem, acquire or purchase for any value any Rights at any time in any manner other than that specifically set forth in this section 6.1 or in connection with the purchase of Voting Shares prior to the Separation Time.

     (e) If the Board of Directors elects to or is deemed to have elected to redeem the Rights and, in circumstances where section 6.1(a) is applicable, such redemption is approved by the holders of Voting Shares or the holders of Rights in accordance with section 6.6, (A) the right to exercise the Rights will thereupon without further action and without notice terminate and the only right thereafter of the holder of a Right shall be to receive the Redemption Price and
(B) no further Rights shall thereafter be issued.

     (f) The Board of Directors may, in respect of any Flip-in Event, waive the application of section 4.1 to that Flip-in Event provided that both of the following conditions are satisfied: (i) the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and (ii) such Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that at the time of waiver pursuant to this section 6.1 (f) it is no longer an Acquiring Person.

     (g) The Board of Directors may, until a Flip-in Event shall have occurred, upon written notice delivered to the Rights Agent determine to waive the application of section 4.1 to a Flip-in Event but only if such Flip-in Event occurs by reason of a Take-over Bid made by way of a take-over bid circular to all holders of record of Voting Shares which are subject to the

Take-over Bid (which, for greater certainty, does not include the circumstances described in section 6.1(f)); provided however, that if the Board of Directors waives the application of section 4.1 to a particular Flip-in Event pursuant to this section 6.1(g), the Board of Directors shall be deemed to have waived the application of section 4.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a take-over bid circular to all holders of record of the class or classes of Voting Shares which are subject to the Take-over Bid prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this section 6.1(g).

     (h) The Board of Directors may, with the prior consent of the holders of Voting Shares given in accordance with section 6.6, determine, at any time prior to the occurrence of a Flip-in Event as to which the application of section 4.1 has not been waived pursuant to this section 6.1, if such Flip-in Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares and otherwise than in the circumstances set forth in Subsection 6.1(f), to waive the application of section 4.1 to such Flip-in Event. In the event that the Board of Directors proposes such a waiver, the Board of Directors shall extend the Separation Time to a date subsequent to and not more than 10 Business Days following the meeting of shareholders called to approve such waiver.

     (i) The Corporation shall give prompt written notice to the Rights Agent of any waiver of the application of section 4.1 made by the Board of Directors under this section 6.1.

6.2. Expiration

     No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in section 5.1.

6.3. Shareholder Review

     At the first annual meeting of shareholders of the Corporation following the third anniversary of the date of this Agreement, provided that a Flip-in Event has not occurred prior to such time, the Board of Directors shall submit a resolution to the holders of Voting Shares of the Corporation for their consideration and, if thought advisable, approval, ratifying the continued existence of the Rights. Unless a majority of the votes cast by Independent Shareholders who vote in respect of such resolution are voted in favour of the continued existence of this Agreement, the Board of Directors shall, immediately upon the confirmation by the Chairman of such shareholders meeting of the result of the vote on such resolution and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

6.4. Issuance of New Rights Certificate

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

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

6.5. Fractional Rights and Fractional Shares

     (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Right would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right. The Rights Agent shall have no obligation to make any payments in lieu of fractional Rights unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with section 3.1(e).

     (b) The Corporation shall not be required to issue fractions of Shares upon exercise of the Rights or to distribute certificates that evidence fractional Shares. In lieu of issuing fractional Shares, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of a whole Share.

6.6. Supplements and Amendments

     (a) The Corporation may make, without the approval of the holders of Rights or Voting Shares, any amendments to this Agreement (i) to correct any clerical or typographical error or (ii) which are required to maintain the validity and effectiveness of the Agreement as a result of any change in any applicable laws, rules or regulatory requirements. The Corporation may, prior to the date of the shareholders' meeting referred to in section 6.19, supplement, amend, vary, rescind or delete any of the provisions of this Agreement without the approval of any holders of Rights or Voting Shares (whether or not such action would materially adversely affect the interest of the holders of Rights generally) where the Board of Directors acting in good faith deemed such action necessary or desirable. Notwithstanding anything in this section 6.6 to the contrary, no amendment shall be made to the provisions of Article 5 except with the written concurrence of the Rights Agent to such supplement or amendment.

     (b) Subject to Subsection 6.6(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time before the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given in provided by the holders of Voting Shares at a special meeting called and held in compliance with applicable laws, rules and regulatory requirements and the requirements in the articles and by-laws of the Corporation. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders represented in person or by proxy at the special meeting.

     (c) The Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time and before the Expiration Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Rights at a special meeting of holders of Rights called and held in compliance with applicable laws and regulatory requirements and, to the extent possible, with the requirements in the articles and by-laws of the Corporation applicable to meetings of holders of Voting Shares, applied mutatis mutandis. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by holders of Rights (other than holders of Rights whose Rights have become null and void pursuant to section 4.1(b)), represented in person or by proxy at the special meeting.

     (d) Any amendments made by the Corporation to this Agreement pursuant to Subsection 6.6(a) which are required to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements shall:

          (i) if made before the Separation Time, be submitted to the holders of Voting Shares of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in section 6.6(b) confirm or reject such amendment; and

          (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in section 6.6(c), confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is or is not submitted to the shareholders of the Corporation or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders of the Corporation or holders of Rights as the case may be.

     (e) The Corporation shall be required to provide the Rights Agent with notice in writing of any such amendment, recision or variation to this Agreement as referred to in this section 6.6 within five days of effecting such amendment, recision or variation.

6.7. Rights of Action

     Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holders right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against, actual or threatened violations of, the obligations of any Person subject to this Agreement.

6.8. Notice of Proposed Actions

     In case the Corporation shall propose after the Separation Time and prior to the Expiration Time:

     (a) to effect or permit (in cases where the Corporation's permission is required) any Flip-in Event;

or

     (b) to effect the liquidation, dissolution or winding-up of the Corporation or the sale of all or substantially all of the Corporation's assets,

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with section 6.9, a notice of such proposed action, which shall specify the date on which such Flip-in Event, liquidation, dissolution or winding-up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking such proposed action.

6.9. Notices

     Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, or by fax (with, in the case of fax, an original copy of the notice or demand sent by first class mail, postage prepaid, to the Corporation following the giving of the notice or demand by fax) addressed (until another address is filed in writing with the Rights Agent) as follows:

     Kingsway Financial Services Inc.
     5310 Explorer Drive
     Suite 200
     Mississauga, Ontario
     L4W 5H8

     Attention: President and Chief Executive Officer
     Fax: (905) 629-5008

     Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, or by fax (with, in the case of fax, an original copy of the notice or demand sent by first class mail, postage prepaid, to the

Corporation following the giving of the notice or demand by fax) addressed (until another address is filed in writing with the Corporation) as follows:

     Montreal Trust Company of Canada
     151 Front Street West, 8th Floor
     Stock Transfer Department Toronto, Ontario
     M5J 2N1

     Attention: Senior Manager, Client Services
     Fax: (416) 981-9800

     Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, or by fax (with, in the case of fax, an original copy of the notice or demand sent by first class mail, postage prepaid, to the Corporation following the giving of the notice or demand by fax) addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. If mail service is or is threatened to be interrupted at a time when the Corporation or the Rights Agent wishes to give a notice or demand hereunder to or on the holders of the Rights, the corporation or the Rights Agent may, notwithstanding the foregoing provisions of this section 6.9, give such notice by means of publication once in each of two successive weeks in the business section of the Financial Post or in such other publication or publications as may be designated by the Corporation and notice so published shall be deemed to have been given on the date on which the first publication of such notice in any such publication has taken place. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

6.10. Costs of Enforcement

     The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

6.11. Successors

     All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

6.12. Benefits of this Agreement

     Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

6.13. Governing Law

     This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

6.14. Language

     Les parties aux presents ont exigees que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in the English language.

6.15. Approvals

     Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority, and shall be subject to approval by ordinary resolution of the shareholders of the Corporation.

6.16. Declaration as to Non-Canadian Holders

     If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to an appropriate Canadian resident acting as a fiduciary (a "Fiduciary") of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Person entitled thereto (but reserving to the Fiduciary or to the Fiduciary and the Corporation as the Corporation may determine, absolute instrument discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada and any province or territory thereof in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

6.17. Counterparts

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.18. Severability

     If any section, subsection, clause, subclause, term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent be invalid or unenforceable, such section, subsection, clause, subclause, term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining sections, subsections, clauses, subclauses, terms and provisions hereto or the application of such section, subsection, clause, subclause, term or provision to circumstances other than those as to which it is held invalid or unenforceable.

6.19. Effective Date

     This Agreement is in full force and effect in accordance with its terms from the date hereof. If this Agreement is not confirmed by the requisite number of votes cast by the holders of Common Shares of the Corporation represented in person or by proxy at the 1999 annual meeting of shareholders of the Corporation who vote in respect of confirmation of this Agreement at such meeting, then this Agreement and any then outstanding Rights shall be of no further force and effect from the date of the 1999 annual meeting of shareholders of the Corporation.

6.20. Successors

     All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and insure to the benefit of their respective successors and assigns hereunder.

6.21. Time of the Essence

     Time shall be of the essence in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        KINGSWAY FINANCIAL SERVICES INC.


                                        Per: /s/ William Star
                                             -----------------------------------


                                        Per: /s/ W. Shaun Jackson
                                             -----------------------------------


                                        MONTREAL TRUST COMPANY OF CANADA


                                        Per: /s/ Dan Dishy
                                             -----------------------------------


                                        Per: /s/ Jamie Bajzik
                                             -----------------------------------

                            EXTRACT OF MINUTES OF THE

                             SHAREHOLDERS MEETING OF

              KINGSWAY FINANCIAL SERVICES INC. HELD ON MAY 2, 2002

          "BE IT RESOLVED AS A RESOLUTION OF THE SHAREHOLDERS OF KINGSWAY FINANCIAL SERVICES INC. THAT:

          the shareholders rights plan of the Corporation remain effective in accordance with the terms thereof."

          CERTIFIED to be a true and accurate copy of a resolution of the shareholders of the Corporation, passed in accordance with the provisions of Business Corporations Act (Ontario), as of the 2nd day of May, 2002 which resolution is still in full force and effect, unamended, as of the date hereof.

          Dated as of the 9th day of June, 2003.


                                         /s/ Michael Slan
                                        ----------------------------------------
                                        Michael Slan - Secretary

                        KINGSWAY FINANCIAL SERVICES INC.

                     AMENDED AND RESTATED STOCK OPTION PLAN
                                   (May, 2001)
                               (Amended May, 2003)

1.   Purpose of Plan

1.1 The purpose of the Plan is to attract, retain and motivate persons as directors, officers, key employees and consultants of the Corporation and its Subsidiaries and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2.   Defined Terms

     Where used herein, the following terms shall have the following meanings, respectively:

2.1 "Board" means the board of directors of the Corporation or, if established and duly authorized to act, the Executive Committee or another Committee appointed for such purpose by the board of directors of the Corporation;

2.2 "Business Day" means any day, other than a Saturday or a Sunday, on which the Exchange is open for trading;

2.3 "Consultant" means an individual (including an individual whose services are contracted through a corporation) with whom the Corporation or any Subsidiary has a contract for substantial services;

2.4 "Corporation" means Kingsway Financial Services Inc. and includes any successor corporation thereto;

2.5 "Eligible Person" means any director, officer, employee (part-time or full-time) or Consultant of the Corporation or any Subsidiary, a registered retirement savings plan established for the benefit of any such Person, or a corporation controlled by such Person;

2.6 "Exchange" means The Toronto Stock Exchange;

2.7 "Insider" means:

     (a) an insider as defined under Section I(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; and

     (b) an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of (a) above;

2.8 "Long-Term Disability" means the inability of an employee to continue employment with the Corporation or a Subsidiary due to a long-term disability for which benefits are claimed or received under an insurance plan established by the Corporation or, if applicable, the Subsidiary, by which the employee is employed for such purpose;

2.9 "Market Price" at any date in respect of the Shares shall be the closing price of such Shares on the Exchange on the last Business Day preceding the date on which the Option is approved by the Board (or, if such Shares are not then listed and posted for trading on the Exchange, on such stock exchange in Canada on which the Shares are listed and posted for trading as may be selected for such purpose by the Board). In the event that such Shares did not trade on such Business Day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;

2.10 "Option" means an option granted under the Plan to purchase Shares;

2.11 "Option Price" means the price per Share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article 8;

2.12 "Optionee" means an Eligible Person to whom an Option has been granted;

2.13 "Person" means an individual, a corporation, a partnership, an unincorporated association or organization, a trust, a government or department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual and an associate or affiliate of any thereof as such terms are defined in the Business Corporations Act (Ontario);

2.14 "Plan" means this Kingsway Financial Services Inc. Stock Option Plan, as the same may be amended or varied from time to time;

2.15 "Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

2.16 "Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment; and

2.17 "Subsidiary" means any corporation which is a subsidiary, as such term is defined in the Business Corporations Act (Ontario) (as such provision is from time to time amended, varied or re-enacted), of the Corporation;

2.18 "Termination For Cause" means the cessation of employment of an employee of the Corporation or a Subsidiary which, in the absolute discretion of the Chief Executive Officer, is by reason of, but not limited to, such employee having been guilty of serious misconduct, habitual neglect of duty, incompetence, or conduct incompatible with his or her duties, or prejudicial to the Corporation's or Subsidiary's business, or he or she has been guilty of willful disobedience to the Corporation's or Subsidiary's policies or instructions in a matter of substance;

2.19 "Termination Without Cause" means the cessation of the employment of an employee of the Corporation or a Subsidiary for reasons other than (i) those defined in Termination For Cause; (ii) resignation; (iii) retirement at age 65 or older; (iv) death; or (v) Long Term Disability.

3.   Administration of the Plan

3.1 The Plan shall be administered in accordance with the rules and policies of the Exchange in respect of employee stock option plans by the Board. The Board shall receive recommendations of management and shall determine and designate from time to time those directors, officers, employees and Consultants of the Corporation or its Subsidiaries to whom an Option should be granted, the number of Shares which will be optioned from time to time to any Eligible Person, and the terms and conditions of the grant.

3.2 The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

     (a) to establish policies and to adopt, prescribe, amend or vary rules and regulations for carrying out the purposes, provisions and administration of the Plan and make all other determinations necessary or advisable for its administration;

     (b) to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;

     (c) to determine which Eligible Persons are granted Options and to grant Options;

     (d)  to determine the number of Shares covered by each Option;

     (e)  to determine the Option Price;

     (f) to determine the time or times when Options will be granted and exercisable;

     (g) to determine if the Shares which are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

     (h) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

4.   Shares Subject to the Plan

4.1 Options may be granted in respect of authorized and unissued Shares provided that, subject to increase by the Board, the receipt of the approval of the Exchange and the approval of shareholders of the Corporation, the maximum aggregate number of Shares reserved by the Corporation for issuance and which may be purchased upon the exercise of all Options issued pursuant to the Plan shall not exceed 4,800,000. Shares in respect of which Options are not exercised shall be available for subsequent Options under the Plan. No fractional Shares may be purchased or issued under the Plan.

5.   Eligibility; Grant, Terms of Options

5.1 Options may be granted to Eligible Persons.

5.2 Options may be granted by the Corporation pursuant to the recommendations of the Board from time to time provided and to the extent that such decisions are approved by the Board.

5.3 Subject to the provisions of this Plan, the number of Shares subject to each option, the Option Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board. At no time shall the period during which an Option shall be exercisable exceed ten (10) years, provided that such period shall not exceed five (5) years for Options granted after February 11, 2003.

5.4 In the event that no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

     (a)  the period during which an Option shall be exercisable shall be ten
          (10) years from the date the Option is granted to the Optionee, provided that such period shall end on the 5th anniversary of the date of grant for Options granted after February 11, 2003;

     (b) subject to Section 5.4(c) hereof, the Optionee may not take up any Shares which are the subject of an Option during the 12 month period from the date the Option is granted, and thereafter, the Optionee may take up not more than 33-1/3% of the Shares covered by the Option during each subsequent 12 month period; provided, however, that if the number of Shares taken up under the Option during any such 12 month period is less than 33-1/3% of the Shares covered by the Option, the Optionee shall have the right, at any time or from time to time during the remainder of the term of the Option, to purchase such number of Shares subject to the Option which were purchasable, but not purchased by him, during such 12 month period; and

     (c) provided the Optionee is not a full time employee of the Corporation or any Subsidiary, the Optionee shall not be bound by any restrictions on exercising Options after the 12 month period ending after the date the Option is granted.

5.5 The Option Price of Shares which are the subject of any Option shall in no circumstances be lower than the Market Price of the Shares at the date of the grant of the Option.

5.6 The maximum number of Shares which may be reserved for issuance to any one Optionee under this Plan or under any other Share Compensation Arrangement shall not exceed 5% of the Shares outstanding at the date of the grant (on a non-diluted basis).

5.7 The maximum number of Shares which may be reserved for issuance to Insiders under the Plan or under any other Share Compensation Arrangement shall be 10% of the Shares outstanding at the date of the grant (on a non-diluted basis).

5.8 The maximum number of Shares which may be issued to any one Insider and such Insider's associates under the Plan and any other Share Compensation Arrangement in any 12 month period shall be 5% of the Shares outstanding at the date of the issuance (on a non-diluted basis). The maximum number of Shares which may be issued to Insiders under the Plan and any other Share Compensation Arrangement in any 12 month period shall be 10% of the Shares outstanding at the date of the issuance (on a non-diluted basis).

5.9 Any entitlement to acquire Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the Optionee becoming an Insider shall be excluded for the purposes of the limits set out in 5.7 and 5.8 above.

5.10 An Option is personal to the Optionee and is non-assignable; provided, however, that nothing herein shall prevent an Optionee from assigning any or all of the Options held by such Optionee to a registered retirement savings plan established for the benefit of such Optionee.

5.11 In addition to the limitations set out in sections 5.6, 5.7 and 5.8 hereof, the number of Options to be granted to each Eligible Person who is a director of the Corporation or a Subsidiary but not an employee or officer of the Corporation or a Subsidiary shall not exceed 5,000 Options per fiscal year.

6.   Exercise of Options

6.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable period of time following the receipt of such notice and payment.

6.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

     (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as counsel to the Corporation shall reasonably determine to be necessary or advisable in connection with the authorization, issuance or sale thereof,

     (b)  the listing of such Shares on the Exchange; and

     (c) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel reasonably determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on the Exchange.

7. Termination of Employment: Death, Resignation, Long-Term Disability, Termination

7.1 The entitlement of a Consultant to Options including the termination thereof shall be in accordance with the terms of the consulting agreement entered into between the Corporation or the Subsidiary and the Consultant.

7.2 In the event of the death, retirement at age 65 or older or Long-Term Disability of an Optionee while in the employment of the Corporation or a Subsidiary prior to 5:00 p.m. (Toronto time) on the expiration date of an Option, all the Shares subject to the Option shall immediately vest on the date of such death, retirement or Long-Term Disability and may be exercised by the Optionee or by the legal representatives of such Optionee, as the case may be, at any time up to and including, but not after, 5:00 p.m. (Toronto time) on the date which is the third anniversary of the date of death, retirement or Long-Term Disability of such Optionee or the expiration date of the Option, whichever is the earlier, after which the Option shall in all respects cease and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which such Option had not been previously exercised.

7.3 In the event of the Termination For Cause of an Optionee prior to 5:00 p.m. (Toronto time) on the expiration date of an Option, all Options granted to such Optionee under the Plan shall in all respects forthwith cease and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which such Option had not previously been exercised.

7.4 In the event of the Termination Without Cause of an Optionee prior to 5:00 p.m. (Toronto time) on the expiration date of an Option, such Optionee may exercise each Option then held by such Optionee under the Plan to the extent that such Option was vested at the time of the Termination Without Cause (provided however that the Chief Executive Officer may, in his or her sole discretion cause any or all additional Options held by such Optionee to vest immediately), at any time up to and including, but not after, 5:00 p.m. (Toronto time) on the 30th day following the time of Termination Without Cause (or such later day as the Chief Executive Officer of the Corporation in his or her sole discretion may determine, which shall not exceed three years from the time of Termination Without Cause) or the expiration date of the Option, whichever is the earlier, after which the Option shall in all respects cease and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which such Option had not been previously exercised.

7.5 In the event of (i) the resignation of an Optionee as an employee of the Corporation or a Subsidiary such that the Optionee is no longer an Eligible Person; or (ii) the resignation of an Optionee as a member of the Board such that the Optionee is no longer an Eligible Person, in each such case prior to 5:00 p.m. (Toronto time) on the expiration date of an Option, such Optionee may exercise each Option then held by such Optionee under the Plan to the extent that each such Option was vested at the time of such resignation, at any time up to and including, but not after, 5:00 p.m. (Toronto time) on the 30th day (or such later day as the Chief Executive Officer of the Corporation in his or her sole discretion may determine, which in the case of an employee shall not exceed three years and in the case of an Optionee who is not an employee and is a member of the Board, shall not exceed one year) following the effective date of resignation, or the expiration date of the Option, whichever is earlier, after which the Option shall in all respects cease and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which such Option had not been previously exercised.

7.6 In the event of the death of an Optionee while a member of the Board or a Consultant prior to 5:00 p.m. (Toronto time) on the expiration date of an Option, all the Shares subject to the Option shall immediately vest on the date of such death and may be exercised by the legal representatives of such Optionee at any time up to and including, but not after, 5:00 p.m. (Toronto time) on the date which is the first anniversary of the date of death of such Optionee or the expiration date of the Option, whichever is the earlier, after which the Option shall in all respects cease and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which such Option had not been previously exercised.

7.7 In the event that an Optionee who is a member of the Board ceases to be a member of the Board or a Consultant ceases to be a Consultant other than as provided for in subsections 7.5 and 7.6 above, such that the Optionee is no longer an Eligible Person prior to 5:00 p.m. (Toronto time) on the expiration date of an Option, all the Shares subject to the Option shall immediately vest on the date of such cessation and may be exercised by the Optionee at any time up to and including, but not after, 5:00 p.m. (Toronto time) on the date which is the first anniversary of the date of cessation as a member of the Board of such Optionee or the expiration date of the Option, whichever is the earlier, after which the Option shall in all respects cease and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which such Option had not been previously exercised.

7.8 Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director where the Optionee continues to be employed by the Corporation or continues to be a director of any Subsidiary or an officer of the Corporation or any Subsidiary.

8.   Change in Control and Certain Adjustments

8.1 Notwithstanding any other provision of this Plan, in the event of:

     (a) the acquisition by any Person who was not, immediately prior to the effective time of the acquisition, a registered or a beneficial shareholder in the Corporation of Shares or rights or options to acquire Shares of the Corporation or securities which are convertible into Shares of the Corporation or any combination thereof

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          such that, after the completion of such acquisition, such Person would be entitled to, exercise 20% or more of the votes entitled to be cast at a meeting of the shareholders; or

     (b) the sale by the Corporation of all or substantially all of the property or assets of the Corporation;

then, notwithstanding that at the effective time of such transaction the Optionee may not be entitled to all the Shares granted by the Option, the Optionee shall be entitled to exercise the Options to the full amount of the Shares remaining at that time within 90 days of the close of any such transaction.

8.2 Appropriate adjustments with respect to Options granted or to be granted, in the number of Shares optioned and at the Option Price, shall be made by the Board to give effect to adjustments in the number of Shares of the Corporation resulting from subdivisions, consolidations or reclassifications of the Shares of the Corporation, the payment of stock dividends or cash dividends by the Corporation (other than dividends in the ordinary course), the distribution of securities, property or assets by way of dividend or otherwise (other than dividends in the ordinary course), or the relevant changes in the capital stock of the Corporation or the amalgamation or merger of the Corporation with or into any other entity, subsequent to the approval of the Plan by the Board. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Board in its sole discretion, subject to approval by the Shareholders of the Corporation and to acceptance by the Exchange respectively, if applicable.

9.   Amendment or Discontinuance of Plan

9.1 The Board may amend or discontinue the Plan at any time upon receipt of requisite regulatory approval including, without limitation, the approval of the Exchange; provided, however, that no such amendment may increase the maximum number of Shares that may be optioned under the Plan, change the manner of determining the minimum Option Price or, without the consent of the Optionee, alter or impair any of the terms of any Option previously granted to an Optionee under the Plan without the approval of the shareholders of the Corporation. Any amendments to the terms of an Option shall also require regulatory approval including, without limitation, the approval of the Exchange.

10.  Miscellaneous Provisions

10.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and the issuance of Shares by the Corporation.

10.2 Nothing in the Plan or any Option shall confer upon an Optionee any right to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate his employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any

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Optionee beyond the time which he would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

10.3 To the extent required by law or regulatory policy or necessary to allow Shares issued on exercise of an Option to be free of resale restrictions, the Corporation shall report the grant, exercise or termination of the Option to the Exchange and the appropriate securities regulatory authorities.

11.  Shareholder and Regulator Approval

11.1 The Plan shall be subject to the approval of the Shareholders of the Corporation to be given a resolution at a meeting of the Shareholders of the Corporation in accordance with the Business Corporations Act (Ontario) and to acceptance by the Exchange. Any Options granted prior to such approval and acceptances shall be conditioned upon such approval and acceptance being given and no such Options may be exercise unless such approval and acceptance is given.

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